Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of AlphaVest Acquisition Corp (the “Company”) for the fiscal year ending December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Song (Steve) Jing, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 16, 2024	/s/ Song (Steve) Jing
Song (Steve) Jing
Chief Financial Officer
(Principal Financial Officer)